Exhibit 99.1

Press Release

Source: PanAmerican Bancorp

PanAmerican Bancorp Announces Exercise of Underwriter’s Over-Allotment Option

Friday June 4, 3:46 pm ET

Unit to Break-up into Component Parts on June 14, 2004

BOCA RATON, Fla.--(BUSINESS WIRE)--June 4, 2004--Michael Golden, Chairman of the Board of PanAmerican Bank (AMEX: PNB - News), announced today that CGF Securities as Managing Underwriter of PanAmerican’s May 13, 2004 Public Offering, has exercised the Over-Allotment option. The Over-Allotment option consisted of 300,000 Units priced at $4.75 per unit.

In addition, Michael Golden further announced that effective June 14, 2004, the Units will break-up into separate components. Each unit consisted of 1 share of common stock and 2 five-year warrants to purchase one share of common stock each at $4.00.

The common stock symbol is PNB (CUSIP number 697938207). The warrants will trade under the symbol PNB.W (CUSIP number 697938116).

PanAmerican Bank is a $170 million asset bank, which recently completed the acquisition of the assets of Gulf Bank of Miami. The Bank now has over $20 million in capital after the offering. The Bank operates six branches in the south Florida area.

Michael Jacobs, President of CGF Securities, LLC, Managing Underwriter of the Offering said, “We are pleased to have led a successful offering for PanAmerican Bank.”

Contact:

   PanAmerican Bank, Miami

   Michael Golden, 305-421-6800

   Fax: 305-442-0642

   or

   CGF Securities, LLC

   Michael Jacobs, 561-367-7108

   Fax: 561-417-5681

   or

   For further information:

   http://www.panamericanbank.com